Exhibit 5.5

[Letterhead of Barnes & Thornburg LLP]

October 21, 2005

REM Indiana, Inc.
REM Indiana Community Services, Inc.
REM Indiana Community Services II, Inc.
c/o National MENTOR, Inc.
313 Congress Street, 5th Floor
Boston, Massachusetts 02210

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to REM Indiana, Inc., an Indiana corporation, REM Indiana Community Services, Inc., an Indiana corporation, and REM Indiana Community Services II, Inc., an Indiana corporation (individually, an “Indiana Guarantor” and collectively, the “Indiana Guarantors”), in connection with the Indiana Guarantors’ proposed guarantees, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 9-5/8% Senior Subordinated Notes due 2012, Series B (the “Exchange Notes”).  The Exchange Notes are to be issued by National MENTOR, Inc., a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 21, 2005, under the Securities Act of 1933, as amended (the “Securities Act”).  The obligations of the Issuer under the Exchange Notes will be guaranteed by each Indiana Guarantor (individually, the “Guarantee” and collectively, the “Guarantees”), along with other guarantors.  The Exchange Notes and the guarantees are to be issued pursuant to the Indenture, dated as of November 4, 2004 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as Trustee. We have assumed, with your permission, that the Indenture has not been amended, modified or supplemented since the Indenture dated November 4, 2004.

In that connection, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments: (i) the articles of incorporation of each Indiana Guarantor certified by the Indiana

REM Indiana, Inc.
REM Indiana Community Services, Inc.
REM Indiana Community Services II, Inc.
October 21, 2005

Secretary of State on October 17, 2005; (ii) the by-laws of each Indiana Guarantor certified by its respective secretary in the Joint Secretary’s Certificate dated October 19, 2005 (the “Secretary’s Certificate”); (iii) a written consent of the board of directors of each Indiana Guarantor with respect to the issuance of the Guarantee and other matters incident to the Indenture and the Registration Statement, as certified by each Indiana Guarantor’s respective secretary in the Secretary’s Certificate; (iv) the Secretary’s Certificate; (v) the Registration Statement; (vi) the Indenture; and (vi) Certificates of Existence for each Indiana Guarantor issued by the Indiana Secretary of State on October 20, 2005.  We have assumed that any certificate dated prior to the date hereof remains true as of this date, and that each public document and public record is accurate, complete and authentic.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Indiana Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Indiana Guarantors. As to any facts material to the opinions expressed herein, we have relied without independent investigation or verification upon certificates, statements and representations of officers and other representatives of the Indiana Guarantors and others, including without limitation those factual matters included in the Registration Statement.  This firm does not represent the Indiana Guarantors in general matters, and no inferences of this firm’s knowledge of the existence or the absence of such facts regarding the Indiana Guarantors should be drawn from our representation of the Indiana Guarantors as herein described.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies (iv) any law except the laws of the State of Indiana and the Indiana case law decided thereunder and (v) the “Blue Sky” laws and regulations of Indiana.  Our opinions expressed below in paragraphs 4 and 5 are limited to those statutes or regulations of the State of Indiana that a lawyer in Indiana exercising customary professional diligence would reasonably recognize as being directly applicable to the Indiana Guarantors and the performance of the Indiana Guarantors’ obligations under the Guarantees in the Indenture.

Based upon and subject to the foregoing and the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

REM Indiana, Inc.
REM Indiana Community Services, Inc.
REM Indiana Community Services II, Inc.
October 21, 2005

1.               Each Indiana Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Indiana.

2.               The Indenture has been duly authorized, executed and delivered by each Indiana Guarantor.  The Indenture is a valid and binding obligation of each Indiana Guarantor and is enforceable against each Indiana Guarantor in accordance with its terms.

3.               When (i) the Registration Statement has been declared effective; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the existing 9-5/8% Senior Subordinated Notes due 2012, each Guarantee of the Exchange Notes will be a valid and binding obligation of the Indiana Guarantor, enforceable against the Indiana Guarantor in accordance with its terms.

4.               The execution and delivery of the Indenture by each Indiana Guarantor and the performance by an Indiana Guarantor of its obligations thereunder (including with respect to the Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation, bylaws or other organizational documents of the Indiana Guarantor or (ii) any statute or governmental rule or regulation of the State of Indiana or any political subdivision thereof.

5.               No consent, waiver, approval, authorization or order of any State of Indiana court or governmental authority of the State of Indiana or any political subdivision thereof is required for the issuance by an Indiana Guarantor of its Guarantee, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks as of the date hereof, and we assume no obligation to revise or supplement this opinion should the present laws of the State of Indiana be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

REM Indiana, Inc.
REM Indiana Community Services, Inc.
REM Indiana Community Services II, Inc.
October 21, 2005

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.5 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barnes & Thornburg LLP